Exhibit 10.1

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND Assumption Agreement (this “Agreement”) is made as of May 31, 2023, by and among Broadmark Realty Capital Inc., a Maryland corporation (the “Initial Company”) and RCC Merger Sub, LLC, a Delaware limited liability company (the “Successor Company”).  Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Note Purchase Agreement (as defined herein).

W I T N E S S E T H:

WHEREAS, the Initial Company and the Purchasers (as such term is defined in the Note Purchase Agreement (as defined herein)) are parties to that certain Note Purchase Agreement, dated as of November 12, 2021 (the “Note Purchase Agreement”) pursuant to which the Initial Company issued its 5.00% Senior Notes due 2026 in an initial aggregate principal amount of $100,000,000 (the “Notes”);

WHEREAS, pursuant to, and subject to the terms and conditions set forth in, that certain Agreement and Plan of Merger, dated as of February 26, 2023, by and among Ready Capital Corporation, a Maryland corporation, the Successor Company and the Initial Company (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), on the date hereof, the Initial Company intends to merge with and into the Successor Company, with the Successor Company as the surviving entity;

WHEREAS, Section 10.2 of the Note Purchase Agreement provides that the Company will not, in any transaction or series of related transactions, consolidate with or merge into any Person unless such successor Person formed by such consolidation or into which the Company is merged expressly assumes the due and punctual payment of the principal of, any premium and interest on, all outstanding Notes and the due and punctual performance and observance of every obligation in the Note Purchase Agreement and the outstanding Notes to be observed or performed by the Company; and

WHEREAS, pursuant to the terms of this Agreement, the Initial Company shall assign to the Successor Company, and the Successor Company shall assume, all rights and obligations of the Initial Company as “Company” under the Note Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, each of the undersigned agrees as follows:

1.Assignment and Assumption.
(a)The Initial Company hereby irrevocably assigns, transfers and conveys to the Successor Company all of its obligations, indebtedness, covenants and liabilities under the Note Purchase Agreement and the Notes, including, without limitation, the obligation to pay all principal on the Notes, interest thereon and all other obligations on the terms set forth in the Note Purchase Agreement and the Notes, all indemnities set forth in the Note Purchase Agreement and all other obligations of the Initial Company set forth in the Note Purchase Agreement.
(b)The Successor Company hereby expressly, unconditionally and irrevocably assumes from the Initial Company all of its obligations, indebtedness, covenants, and liabilities under the Note Purchase Agreement and the Notes, including, without limitation, the obligation to pay all principal on the Notes, interest thereon and all other obligations on the terms set forth in the Note Purchase Agreement and the Notes, all indemnities set forth in the Note Purchase Agreement, and all other obligations of the Initial Company set forth in the Note Purchase Agreement.
(c)For all purposes under the Note Purchase Agreement and the Notes, the Successor Company hereby becomes the “Company” under the Note Purchase Agreement and the Notes and shall hereby succeed to, and be substituted for, and may exercise every right and power of the “Company” with the same effect as if the Successor Company had been named as the “Company” in the Note Purchase Agreement and the Notes.
2.Miscellaneous.  Without limitation of any of the foregoing, this Agreement shall be subject to all of terms and conditions contained in Sections 22.6 and 22.7 of the Note Purchase Agreement, mutatis mutandis.

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the undersigned as of the day and year first set forth above.

INITIAL COMPANY:

BROADMARK REALTY CAPITAL INC.

By: /s/ Jeffrey B. Pyatt

Name: Jeffrey B. Pyatt

Title: Interim Chief Executive Officer

SUCCESSOR COMPANY:

RCC MERGER SUB, LLC

By: Ready Capital Corporation, its sole Member

By: /s/ Andrew Ahlborn

Name: Andrew Ahlborn

Title: Chief Financial Officer